UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2010

CHINA HEALTH CARE CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

333-127016
(Commission File Number)

98-0463119
(IRS Employer Identification No.)

Room 904, Tung Wai Commercial Building, 109-111 Gloucester Road, Wan Chai Hong Kong
(Address of principal executive offices and Zip Code)

(852)-2511-8008
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, Dr. Kenneth K. Lee resigned as our Chief Executive Officer.

As a result of Mr. Lee’s resignation on October 29, 2010, we appointed Mr. Faith Lam as our Acting Chief Executive Officer. Before the new appointment, Mr. Lam was our Director, Vice President (Accounting & Procurement) and Acting Chief Financial Officer.

Doctor Xiu-Sheng Cheng resigned as the Executive Chairman of the Company effective immediately.

Our board of directors consists of Mr. Gerald Lau and Mr. Faith Lam.

Family Relationships

There are no family relationships with Mr. Lam or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the company’s total assets at year end for the last two completed fiscal years and in which, to our knowledge, Mr. Lam has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH CARE CORPORATION

By:	/s/ Faith Lam
Faith Lam
Acting Chief Executive Officer

Dated: October 29, 2010